APPENDIX A

AEROSONIC CORPORATION
2004 STOCK INCENTIVE PLAN
(As Amended and Restated on July 26, 2007)

SECTION 1. GENERAL PROVISIONS.

(a)       Establishment of Plan. Aerosonic Corporation, a Delaware corporation (the “Company”), previously established an equity incentive compensation plan to be known as the Aerosonic Corporation 2004 Stock Incentive Plan (the “Plan”). The Plan has been amended and restated on July 26, 2007, contingent on shareholder approval.

(b)       Purpose of the Plan. The purpose of the Plan is to encourage and enable officers, other employees and non-employee directors of the Company and its Subsidiaries to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification and alignment of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company, and to assist in the recruitment of new employees.

(c)       Types of Awards. Awards under the Plan may be made to Eligible Persons in the form of: (i) Incentive Stock Options, (ii) Non-Statutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, and (v) Unrestricted Stock, except that only employees of the Company (and not Non-Employee Directors) may receive Awards of Incentive Stock Options.

(d)       Effective Date and Term of the Plan. The amended and restated Plan shall be effective upon approval by the Company’s stockholders and shall continue in effect for five years from its original July 14, 2004 effective date (the “Effective Date”), unless earlier terminated or extended by an amendment to the Plan.

SECTION 2. DEFINITIONS.

The following terms shall be defined as set forth below:

(a)       “Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Unrestricted Stock Awards.

(b)       “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)       “Board” means the Board of Directors of the Company.

(d)       “Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Subsidiary that the Holder’s employment or other relationship with the Company or any such Subsidiary should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Subsidiary) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Subsidiary or any other Subsidiary or on the Award holder’s ability to perform services for the Company or any such Subsidiary, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Subsidiary.

(e)       “Change of Control” shall have the meaning set forth in Section 14 hereof.

(f)       “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

(g)       “Committee” shall have the meaning set forth in Section 3(a) hereof.

(h)       “Corresponding SARs” shall have the meaning set forth in Section 6 hereof.

(i)       “Disability” means the inability of an Eligible Person to perform substantially his or her duties and responsibilities to the Company or to any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of one hundred eighty (180) days, or (ii) at such earlier time as the Eligible Person submits medical evidence satisfactory to the Committee that the Eligible Person has a physical or mental disability or infirmity that will likely prevent the Eligible Person from returning to the performance of the Eligible Person’s work duties for one hundred eighty (180) days or longer. The commencement date of such Disability shall be the last day of such one hundred eighty (180) days period or the day on which the Eligible Person submits such satisfactory medical evidence, as the case may be.

(j)       “Eligible Persons” shall have the meaning set forth in Section 5 hereof.

(k)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)       “Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by the American Stock Exchange or such other registered national securities exchange on which the Stock may be listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(m)       “Incentive Stock Options” means any Stock Options designated and qualified as “incentive stock options” as defined in Section 422 of the Code.

(n)       “Independent Director” means any director who meets the independence requirements of Section 121 of the American Stock Exchange Company Guide or the comparable requirements of any other national securities exchange or automated quotation system on which the Stock may be listed or quoted.

(o)       “Non-Employee Director” means any director who: (i) is not currently an officer of the Company or a Subsidiary, or otherwise currently employed by the Company or a Subsidiary, (ii) does not receive compensation, either directly or indirectly, from the Company or a Subsidiary, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

(p)       “Non-Statutory Stock Options” mean any Stock Options that are not Incentive Stock Options.

(q)       “Normal Retirement” means retirement in good standing from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

(r)       “Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax- qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” status also shall be determined in accordance with Section 162(m) of the Code and the Treasury Regulations issued thereunder.

(s)       “Options” or “Stock Options” means any options to purchase shares of Stock granted pursuant to Section 6 hereof.

(t)       “Participants” means those persons selected from the Eligible Persons who have received Awards under the Plan.

(u)       “Restricted Stock” and “Restricted Stock Award” means Awards granted pursuant to Section 7 hereof.

(v)       “SEC” means the Securities and Exchange Commission or any successor authority.

(w)       “Stock” means the Company’s common stock, $0.40 par value per share, which is subject to adjustments pursuant to Section 4 hereof.

(x)       “Stock Appreciation Rights” or “SARs” means any stock appreciation rights that entitle the holder to receive cash or Stock equal to the increase in the Fair Market Value of the Stock underlying the stock appreciation rights during a stated period specified by the Committee. References to SARs include both SARs that are granted in relation to particular Options and can be exercised only upon the surrender to the Company, unexercised, of that portion of the Options to which the exercised SARs relate and SARs granted independently of Options, unless the context requires otherwise. Notwithstanding the foregoing, no holder may be entitled to receive under a SAR an amount greater than the excess of the Fair Market Value of the Stock on exercise of the SAR over such Fair Market Value on the date of the grant.

(y)       “Subsidiary” or “Subsidiaries” means any corporation of which 50% or more of the total combined voting power of all classes of its capital stock is owned by the Company directly or indirectly through one or more other Subsidiaries.

(z)       “Unrestricted Stock Awards” mean Awards granted pursuant to Section 8 hereof.

SECTION 3. ADMINISTRATION OF PLAN; COMMITTEE’S AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

(a)       Committee. The Plan shall be administered by a committee of the Board (the “Committee”) consisting of not less than three (3) persons each of whom qualifies as an Independent Director, an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Independent Director, an Outside Director, or a Non-Employee Director. The members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. Except for those powers as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b)       Powers of Committee. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”), by the Committee or, if necessary to so qualify the Awards, by the Board. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i)        to select the persons to whom Awards may from time to time be granted (“Participants”);

(ii)      to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock and Unrestricted Stock, or any combination of the foregoing, granted to any one or more Participants;

(iii)     to determine the number of shares to be covered by any Award;

(iv)      to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant’s consent; to accelerate the exercisability or vesting of all or any portion of any Award;

(v)       to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vi)      to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the shares of Stock to be issued upon exercise of a Nonstatutory Stock Option or vesting of an Award that number of shares of Stock having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares of Stock to be withheld shall be determined in such manner and on such date that the Committee shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have shares of Stock withheld for this purpose shall be made in such form and under such conditions as the Board may provide;

(vii)    to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

(viii)   to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan. The Committee may delegate to one or more individuals the day-to -day administration of the Plan. Such delegation may be revoked at any time.

A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan Participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4. STOCK TO BE ISSUED UNDER THE PLAN; MERGERS; SUBSTITUTION.

(a)       Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 400,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b)       Limitation on Awards. In no event may any Plan Participant be granted Awards with respect to more than 200,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan Participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c)       Stock Dividends, Mergers etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 16, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14. Notwithstanding any of the foregoing, in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h) (3) of the Code or any Award that would cause the Award to not be exempt from, or out of compliance with, Section 409A of the Code.

(d)       Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5. ELIGIBILITY.

Awards may be granted to officers, directors (including Non-Employee Directors) and employees of the Company and it’s Subsidiaries (“Eligible Persons”).

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

The Committee may grant to Eligible Persons Options to purchase Stock (“Stock Options”) and Stock Appreciation Rights (“SARs”).

Any Stock Options or SARs granted under the Plan shall be in such form as the Committee may from time to time approve but in all events shall designate the Eligible Person to whom the Award is granted and the number of shares of Stock covered by the Award.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

SARs may be granted under the Plan in relation to a particular Stock Option such that the SARs or related Options can only be exercised upon the surrender to the Company, unexercised, of that portion of the related Award to which the Award being exercised relates (“Corresponding SARs”) or granted independently of Stock Options.

No Incentive Stock Option or SAR granted in relation to an Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options and SARs, provided, however, that grants of Incentive Stock Options and Corresponding SARs shall be made only to persons who are, on the effective date of the grant, employees of the Company or a Subsidiary. Stock Options and SARs granted pursuant to this Section 6 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. In addition, Incentive Stock Options and Corresponding SARs shall contain such other provisions as may be necessary to meet the requirements of the Code and the rulings and regulations issued thereunder with respect to Incentive Stock Options.

(a)       Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b)       Term. The term of each Stock Option or SAR shall be fixed by the Committee, but no Incentive Stock Option or Corresponding SAR shall be exercisable more than ten (10) years after the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option (with or without a Corresponding SAR) is granted to such employee, the term of such award shall be no more than five (5) years from the date of grant.

(c)       Exercise Rights; Rights of a Stockholder. Stock Options and SAR shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option or SAR. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option or SAR and not as to unexercised Stock Options or SARs.

(d)       Method of Exercise. Stock Options and SARs may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares with respect to which the Award is being exercised. Payment of the exercise price for Options may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Award Agreement, by one or more of the following methods:

(i)        by delivery to the Company of shares of Stock of the Company that either have been purchased by the Participant on the open market, or shares of Stock that have been beneficially owned by the Participant for a period of at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles) and are not then subject to restriction under any Company plan (“Mature Shares”); and such surrendered shares have a Fair Market Value equal in amount to the exercise price of the Options being exercised;

(ii)        as long as the Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; (This method of exercise shall include, in the case of a Participant who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer. Furthermore, the Company need not act upon such exercise notice until the Company receives full payment of the exercise price.) by reducing the number of Award shares otherwise issuable to the Participant upon exercise of the Award by a number of shares of Stock having a Fair Market Value equal to such aggregate exercise price; provided, however, that the Participant otherwise holds an equal number of Mature Shares;

(iii)        by any combination of such methods of payment; or

(iv)        as otherwise determined by the Committee.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt by the Company from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement for the Option or imposed by applicable law.

(e)       Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option or a SAR other than a Corresponding SAR granted in relation to an Incentive Stock Option, no Stock Option or SAR shall be transferable other than by will or by the laws of descent and distribution and all Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant.

(f)       Annual Limit on Incentive Stock Options. Notwithstanding the designation “Incentive Stock Option” in an Award Agreement, if and to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options or Corresponding SARs granted in relation to Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Statutory Stock Options with respect to the number of shares of Stock that exceed the limit. For purposes of this Section 6(f), Incentive Stock Options and Corresponding SARs shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Stock shall be determined as of the date of grant.

SECTION 7. RESTRICTED STOCK AWARDS.

(a)       Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives. Certain shares of Restricted Stock granted under this Section may, at the discretion of the Committee, be granted to a Participant in a manner which is intended to be “performance-based compensation” within the meaning of Code 162(m). Any such awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

(b)       Acceptance of Award. A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c)       Rights as a Stockholder. Upon complying with Section 7(b) above, a Participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

(d)       Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment of a Participant by the Company or its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase the Participant’s shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the Participant or the Participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e)       Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 12 hereof, amend any conditions of the Award.

(f)       Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8. UNRESTRICTED STOCK AWARDS.

(a)       Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)       Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. TERMINATION OF STOCK OPTIONS AND SARs.

(a)        Incentive Stock Options and Corresponding SARs.

(i)       Termination by Death. If any Participant’s employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option and Corresponding SAR owned by such Participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the Participant, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Award, if earlier.

(ii)       Termination by Reason of Disability or Normal Retirement.

(A)        Any Incentive Stock Option and Corresponding SAR held by a Participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Award, if earlier.

(B)        Any Incentive Stock Option and Corresponding SAR held by a Participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C)        The Committee shall have sole authority and discretion to determine whether a Participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii)       Termination for Cause. If any Participant’s employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option and Corresponding SAR held by such Participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Award can be exercised, to the extent it was exercisable at the time of such termination, for a period of up to thirty (30) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment, or until the expiration of the stated term of the Award, if earlier.

(iv)       Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option and Corresponding SAR held by such Participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Award can be exercised, to the extent it was exercisable on the date of termination of employment, for a period of up to thirty (30) days (or such other period as the Committee shall specify at any time) from the date of termination of employment, or until the expiration of the stated term of the Award, if earlier.

(b)       Non-Statutory Stock Options and SARs. Any Non-Statutory Stock Option or SAR other than a Corresponding SAR granted in relation to an Incentive Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 10. TAX WITHHOLDING.

(a)      Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, local and payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)       Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, m whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) delivering to the Company a number of Mature Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c)       Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 11. TRANSFER AND LEAVE OF ABSENCE.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)       a transfer to the employment of the Company from a Subsidiary to the Company or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)       an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12. AMENDMENTS AND TERMINATION.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award or result in a loss of exemption from or noncompliance with the rules of Section 409A of the Code, without the holder’s consent.

Notwithstanding the above, any material amendment to this Plan shall be subject to approval by the Company’s stockholders. For these purposes, a material amendment would include, but not be limited to, the following: (a) any material increase in the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin-off or similar transaction); (b) any material increase in benefits to Participants not specifically provided herein; (c) any material expansion of the class of Eligible Persons; and (d) any expansion in the types of Options or Awards provided under this Plan.

This Plan shall terminate as of the fifth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 13. STATUS OF PLAN.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 14. CHANGE OF CONTROL PROVISIONS.

(a)        Upon the occurrence of Change Control as defined in this Section :

(i)        each holder of an outstanding Stock Option, SAR or Restricted Stock Award shall be entitled, upon exercise or vesting of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control; and

(ii)       the time for the exercise of each unexercised and unexpired Stock Option or SAR or the time for vesting of each unexpired Restricted Stock Award shall be accelerated, and all conditions and restrictions then in effect shall be waived, effective upon the effective date of such Change of Control.

(b)        “Change of Control” shall mean the occurrence of any one of the following events:

(i)        any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)      the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)     the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 15. GENERAL PROVISIONS.

(a)       No Distribution; Compliance with Legal Requirements. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with the applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)       Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company.

(c)       Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or Optionee’s service, at any time, with or without cause.

(d)        Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof of the issuance of shares there under would constitute a violation of any federal or state law or listing requirements of the American Stock Exchange for such shares.

(e)        If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f)        With respect to Participants subject to Section 16 of the Exchange Act (“Insiders”) who receive Stock Options, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Insiders that is included solely for the purposes of complying with Rule 16b-3 is not required in order to bring at transaction by such Insiders in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Insiders is deemed not be comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Insiders to the extent permitted by law and deemed advisable by the Committee.

SECTION 16. EFFECTIVE DATE OF PLAN.

This Plan shall become effective upon approval by the Company’s stockholders at the Company’s next annual meeting of stockholders or at a special meeting of stockholders to consider the Plan. This Plan shall be submitted to the stockholders of the Company for approval no later than 12 months after its adoption by the Board. Awards granted under the Plan before this amendment and restatement shall continue to be administered under this Plan, except that the terms of Awards granted before this amendment and restatement shall continue as before this amendment and restatement and shall not be changed or amended to the extent changes in this Plan differ from the terms of those previous Awards. If the Plan does not become effective upon approval by the Company’s stockholders, the amended and restated Plan shall be null and void and the Plan shall continue pursuant to its terms before this amendment and restatement.

SECTION 17. GOVERNING LAW.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to its principles of conflicts of laws and any and all disputes between an optionee and the Company or a Subsidiary relating to an award shall be brought only in a state or federal court of competent jurisdiction sitting in Pinellas County or Hillsborough County, Florida.

SECTION 18. DEFERRED COMPENSATION PROVISIONS.

Except as is otherwise specifically provided by the Committee, Awards under the plan are intended to be exempt from the applicable requirements of Section 409(a) of the Code and shall be construed and interpreted accordingly. Notwithstanding the preceding, however, Participants are solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Section 409(a) of the Code) that may result from any Award. The Company and its Subsidiaries shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Award is subject to taxes, penalties or interest as a result of failing to comply with Section 409(a) of the Code.

AMENDEMENT TO
AEROSONIC CORPORATION
2004 STOCK INCENTIVE PLAN
(Effective as of July 13, 2009)

The 2004 Stock Incentive Plan of Aerosonic Corporation, as amended and restated on July 26, 2007, is hereby amended as follows:

Section 1(d) shall now read in its entirety as follows:

“(d)       Effective Date and Term of the Plan. The amended and restated Plan shall be effective upon approval by the Company’s stockholders and shall continue in effect for ten years from its original July 14, 2004 effective date (the “Effective Date”), unless earlier terminated or extended by an amendment to the Plan.”

Section 4(a) shall now read in its entirety as follows:

“(a)       Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 550,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.”

AMENDMENT TO
AEROSONIC CORPORATION
2004 STOCK INCENTIVE PLAN
(Effective as of July 14, 2011)

The 2004 Stock Incentive Plan of Aerosonic Corporation, as amended and restated on July 26, 2007, and as amended on July 13, 2009, is hereby amended as follows:

Section 4(a) shall now read in its entirety as follows:

                “(a)      Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 750,000 shares.  For purposes of this limitation, the share of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan.  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.”